                                                     Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                 ----------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933

                 ----------------------------------------------

                      DIVERSIFIED SECURITY SOLUTIONS, INC.

-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                   Delaware                                           22-3690168
-----------------------------------------------------------------------------------
         (State or other jurisdiction                             (I.R.S. Employer
               of incorporation)                                   Identification
                                                                       Number)

 280 Midland Avenue, Saddle Brook, New Jersey                          07663
-----------------------------------------------------------------------------------
   (Address of Principal Executive Offices)                          (Zip Code)


                             2002 Stock Option Plan

                            (Full Title of the Plans)

                            Arnold N. Bressler, Esq.
                    Milberg Weiss Bershad Hynes & Lerach LLP
                             One Pennsylvania Plaza
                          New York, New York 10119/0165
                ------------------------------------------------
                     (Name and address of agent for service)

                                 (212) 594-5300
                ------------------------------------------------
                     (Telephone number, including area code,
                              of agent for service)


Approximate date of commencement of proposed sale to the public: As Soon As Practicable After Registration Statement Becomes Effective.

                        Exhibit Index Begins on Page II-2


                  (Facing Page Continued on the Following Page)


                          (Continuation of Facing Page)


                                      CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------------
   Title of Securities            Amount to be       Proposed Maximum Offering   Proposed Maximum Aggregate     Amount of
     to be Registered              Registered           Price Per Share(1)            Offering Price(1)      Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
     Common Shares, par           230,000 shares              $7.30(2)              $1,679,000                    $213
     value $.01 per share


(1) Estimated solely for the purpose of calculating the registration fee.

(2) Based upon the average of the high and low prices of the Common Shares on the American Stock Exchange, Inc. on April 19, 2004 of $7.30 per share.

     Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional indeterminate number of shares as may become issuable pursuant to anti-dilution and adjustment provisions of any options to purchase shares registered hereby.

                                     PART I
                               INFORMATION REQUIRED
                          IN THE SECTION 10a PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registration Information and Employee Plan Annual Information.*

         *The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission are incorporated by reference into this Registration Statement.

         (a) Registrant's Annual Report on Form 10KSB for the fiscal year ended December 31, 2003 filed on April 1, 2004.

         (b) Registrant's Current Report on Form 8K filed on March 29, 2004.

         (c) The description of the Company's Common Stock contained in its Registration Statement on Form SB-2 filed January 12, 2000, including all amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, the "Exchange Act" prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Officers and Directors.

         The Company's Certificate of Incorporation limits the liability of Directors to the maximum extent permitted by Section 102(b)(7) of the Delaware General Corporation Law. Delaware law provides that the directors of a corporation will not be personally liable to such corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derives an improper personal benefit. The Company's By-Laws provide that the Company shall indemnify its directors and officers under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.


Exhibit
Number    Description
------    -----------
5        Opinion of Milberg Weiss Bershad Hynes & Lerach LLP*

10       2002 Stock Option Plan -- Incorporated by reference to the Proxy
         Statement on Form 14A filed on September 27, 2002

23       Consent of Demetrius & Company, LLC*

--------------------
* filed herewith

Item 9.  Undertakings.

(1)      The undersigned Registrant hereby undertakes:

         (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(i)(ii) do not apply to information required to be included in a post-effective amendment by those paragraphs which are contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (b) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Saddle Brook, State of New Jersey, on this 20th day of April, 2004.


                                         DIVERSIFIED SECURITY SOLUTIONS, INC.


                                                By: /s/ James E. Henry
                                          ----------------------------------
                                                    James E. Henry
                                                  Chairman and Chief
                                                  Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints James E.Henry and Irvin Witcosky and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Date: April 20, 2004                             /s/ James E. Henry
                                        -----------------------------------
                                                   James E. Henry
                                         Chairman, Chief Executive Officer
                                                    and Director


Date: April 20, 2004                           /s/ Irvin F. Witcosky
                                        -----------------------------------
                                                 Irvin F. Witcosky
                                              Chief Operating Officer,
                                         President, Secretary and Director


Date: April 20, 2004                              /s/ Douglas Beck
                                        -----------------------------------
                                                    Douglas Beck
                                              Chief Financial Officer


Date: April 20, 2004                              /s/ Brian Reach
                                        -----------------------------------
                                                    Brian Reach
                                                      Director


Date: April 20, 2004                           /s/ Joseph P. Ritorto
                                        -----------------------------------
                                                 Joseph P. Ritorto
                                                      Director

Date: April 20, 2004                            /s/ Robert S. Benou
                                        -----------------------------------
                                                  Robert S. Benou
                                                      Director





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